UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2010

Cellu Tissue Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34606	06-1346495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1855 Lockeway Drive Suite 501 Alpharetta, Georgia		30004
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (678) 393-2651

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On October 29, 2010, the communication attached hereto as Exhibit 99.1 was distributed to the employees of Cellu Tissue Holdings, Inc. (“Cellu Tissue”), which is incorporated herein by reference.

Additional Information and Where to Find it

In connection with the proposed merger of Cellu Tissue Holdings, Inc. (the “merger”) with and into Sand Dollar Acquisition Corporation, a wholly owned subsidiary of Clearwater Paper Corporation (“Clearwater Paper”), and required shareholder approval, Cellu Tissue has filed with the U.S. Securities and Exchange Commission (“SEC”) a preliminary proxy statement on October 19, 2010, and intends to file a definitive proxy statement and other relevant materials in connection with the merger. The definitive proxy statement will be sent or given to the stockholders of Cellu Tissue. Before making any voting or investment decision with respect to the merger, investors and stockholders of Cellu Tissue are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Cellu Tissue with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov, at Cellu Tissue’s Investor Relations website at cellutissue.com/investor (click “SEC filings”) or from Cellu Tissue by contacting Investor Relations by mail at 1855 Lockeway Drive, Suite 501, Alpharetta, Georgia 30004, Attention: Investor Relations, or by telephone at (678) 393-2651.

Participants in the Solicitation

Cellu Tissue and its officers and directors may be deemed to be participants in the solicitation of proxies from Cellu Tissue’s shareholders with respect to the merger. Information about Cellu Tissue’s officers and directors and their ownership of Cellu Tissue’s common shares is set forth in the proxy statement for Cellu Tissue’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on June 25, 2010. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Cellu Tissue and its respective officers and directors in the merger by reading the preliminary proxy statement that Cellu Tissue filed with the SEC on October 19, 2010 and the definitive proxy statement and other relevant materials in connection with the merger, when filed with the SEC.

Forward-Looking Statements Safe Harbor

This Current Report on Form 8-K contains certain forward-looking statements regarding the proposed transaction between Clearwater Paper and Cellu Tissue, including but not limited to statements regarding the expected synergies resulting from the merger, the closing of the transaction, and opportunities for growth with existing customers and new customers in new channels and the expected operational efficiencies. Actual events or results may differ materially from those contained in these forward-looking statements. Among the important factors that could cause future events or results to vary from those addressed in the forward-looking statements include, without limitation, risks and uncertainties arising from the possibility that the closing of the transaction may be delayed or may not occur; difficulties with the integration process or the realization of the benefits expected from the proposed transaction; general economic conditions in the regions and industries in which Clearwater Paper and Cellu Tissue operate; and litigation or regulatory matters involving antitrust or other matters that could affect the closing of the transaction. In addition, please refer to the documents that Clearwater Paper and Cellu Tissue file with the SEC on Forms 10-K, 10-Q and 8-K. The filings by Clearwater Paper and Cellu Tissue identify and address other important factors that could cause events or results to vary from the forward-looking statements set forth in this communication. Clearwater Paper and Cellu Tissue are under no duty to update any of the forward-looking statements after the date of this communication to conform to actual results.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Memorandum to Employees from Steven Ziessler and W. Edwin Litton

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellu Tissue Holdings, Inc.
(Registrant)

Date: October 29, 2010	By: /s/ David J. Morris
David J. Morris
Senior Vice President, Finance and Chief Financial Officer

Exhibit Index

99.1	Memorandum to Employees from Steven Ziessler and W. Edwin Litton